UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	February 15, 2005

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        As previously reported, Johnson Outdoors Inc. (“Johnson Outdoors”) is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 28, 2004, with JO Acquisition Corp., pursuant to which (subject to shareholder approval and the satisfaction of other conditions precedent) public shareholders of Johnson Outdoors would receive $20.10 per share in cash, and the members of the Johnson family would acquire 100% ownership of Johnson Outdoors. A copy of the Agreement and Plan of Merger as previously filed is incorporated by reference into this Item 1.01.

        The Merger Agreement provides that options to purchase Johnson Outdoors common stock held by Helen P. Johnson-Leipold and the estate of Samuel C. Johnson will be converted at the effective time of the merger into options to acquire an equivalent amount of shares of common stock of Johnson Outdoors, as the surviving corporation in the merger, pursuant to the terms of a conversion agreement to be entered into by, and in a form acceptable to, JO Acquisition Corp., Johnson Outdoors, Ms. Johnson-Leipold and the estate of Samuel C. Johnson. Attached hereto as Exhibit 99.1 to this Current Report on Form 8-K is a form of consent to be executed by Ms. Johnson-Leipold and the estate of Samuel C. Johnson to consent to the treatment of their stock options described above. This form of consent is incorporated by reference into this Item 1.01.

        With respect to options to purchase Johnson Outdoors common stock held by all other persons, including stock options held by Johnson Outdoors’ directors and executive officers (other than Ms. Johnson-Leipold), the holders thereof will be entitled to receive as promptly as practicable after the effective time of the merger an amount in cash equal to (1) the excess, if any, of (x) the per share merger consideration of $20.10 over (y) the applicable exercise price per share of Johnson Outdoors common stock subject to such Johnson Outdoors stock option, multiplied by (2) the number of shares of Johnson Outdoors common stock subject to such Johnson Outdoors stock option (and for which such Johnson Outdoors stock option shall not theretofore have been exercised). Attached hereto as Exhibit 99.2 to this Current Report on Form 8-K is a form of consent to be executed by each option holder (other than Ms. Johnson-Leipold and the estate of Samuel C. Johnson) to consent to the treatment of their stock options described above. This form of consent is incorporated by reference into this Item 1.01.

        Proxy Information

        Johnson Outdoors is filing a definitive proxy statement and other documents regarding the proposed merger with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement is being sent to shareholders of Johnson Outdoors seeking their approval of the Merger Agreement at a special meeting of shareholders. Shareholders are urged to read the definitive proxy statement and any other relevant document, because they contain important information about Johnson Outdoors, the proposed merger and related matters. Shareholders may obtain a free copy of the definitive proxy statement and other documents filed by Johnson Outdoors with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related SEC documents may also be obtained free of charge by calling Innisfree M&A Incorporated, Johnson Outdoors’ proxy solicitor for the special meeting, toll-free at (877) 825-8964.

        In addition to Johnson Outdoors, the company’s directors and executive officers may be deemed to be participants in the solicitation from Johnson Outdoors shareholders of proxies in favor of approval of the Merger Agreement. Such participants may have interests in the merger, including as a result of holding shares of Johnson Outdoors common stock or derivative securities, such as stock options, the value of which is related to the price of Johnson Outdoors common stock. Information regarding the participants and their interests is contained in the definitive proxy statement.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

2	Agreement and Plan of Merger, dated October 28, 2004, by and between JO Acquisition Corp. and Johnson Outdoors Inc. (filed as Exhibit 2 to the Company's Form 8-K, dated October 28, 2004, and incorporated herein by reference).

99.1	Form of Option Holder Consent Respecting Options Held by Helen P. Johnson-Leipold and Estate of Samuel C. Johnson.

99.2	Form of Option Holder Consent Respecting Options Held by Option Holders Other than Helen P. Johnson-Leipold and Estate of Samuel C. Johnson.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: February 15, 2005	By: /s/ Alisa Swire

Its: Vice President, Business Development and Legal Affairs

JOHNSON OUTDOORS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

2	Agreement and Plan of Merger, dated October 28, 2004, by and between JO Acquisition Corp. and Johnson Outdoors Inc. (filed as Exhibit 2 to the Company's Form 8-K, dated October 28, 2004, and incorporated herein by reference).

99.1	Form of Option Holder Consent Respecting Options Held by Helen P. Johnson-Leipold and Estate of Samuel C. Johnson.

99.2	Form of Option Holder Consent Respecting Options Held by Option Holders Other than Helen P. Johnson-Leipold and Estate of Samuel C. Johnson.